Exhibit 99.1

CareDx Reports First Quarter 2024 Results
Raises 2024 Revenue Guidance to $274 to $282 Million
BRISBANE, Calif., May 9, 2024, CareDx, Inc. (Nasdaq: CDNA) — today reported financial results for the first quarter ended March 31, 2024.
First Quarter 2024 Highlights
•Reported first quarter revenue of $72.0 million.
•Revenue for Testing Services of $53.8 million, an increase of 15% as compared to the fourth quarter 2023.
•Grew testing services patients results for the third consecutive quarter to approximately 42,000, an increase of 6% as compared to the fourth quarter 2023.
•Over 30 oral presentations, posters and two symposia highlighting CareDx's scientific advancements in heart and lung transplantation presented at the International Society for Heart and Lung Transplantation (ISHLT).
•SHORE data presented at ISHLT demonstrated that HeartCare® multimodal testing outperforms donor-derived cell-free DNA (dd-cfDNA) testing alone in identifying allograft rejection.
•Expanded payer coverage by 14 million lives nationwide.
•Reported first quarter revenue of $9.6 million for Patient and Digital Solutions and $8.6 million for Products, representing year-over-year growth of 12% and 25%, respectively.
•Ended the quarter with cash, cash equivalents, and marketable securities of approximately $216 million, with no debt.

“We set a new baseline in our Testing Services business in the second half of 2023 and are back to delivering sequential growth. I am pleased with the team’s strong performance across all businesses this quarter,” said John W. Hanna, CareDx President and CEO. “CareDx is the leader in transplant patient care and our dedication to serving patients will continue to be our catalyst for growth.”
First Quarter 2024 Financial Results
Revenue for the three months ended March 31, 2024, was $72.0 million, a decrease of 7% compared with $77.3 million for the first quarter of 2023, and an increase of 10% compared with $65.6 million in the fourth quarter of 2023. Testing Services revenue for the first quarter 2024 was $53.8 million, a decrease of 13% compared with $61.8 million in the same period in 2023, and an increase of 15% compared with $46.7 million in the fourth quarter of 2023. Testing Services revenue benefited from continued revenue cycle management initiatives including unpaid claims from test results delivered in prior quarters. These efforts added approximately $3.7 million in revenue in the first quarter.

Total AlloSure® and AlloMap® patient results provided in the first quarter 2024 were approximately 42,000, a decrease of 16% as compared to the same quarter a year ago, and an increase of 6% compared to the fourth quarter of 2023. Patient and Digital Solutions revenue for the first quarter 2024 was $9.6 million, compared to $8.6 million in the same period in 2023, an increase of 12%. Product revenue for the first quarter 2024 was $8.6 million, compared to $6.9 million in the same period in 2023, an increase of 25%.

For the first quarter of 2024 net loss was $16.7 million, compared to a net loss of $23.7 million in the first quarter of 2023. Basic and diluted net loss per share in the first quarter of 2024 was $0.32, compared to basic and diluted net loss per share of $0.44 in the first quarter of 2023.

Non-GAAP net loss was $1.4 million in the first quarter of 2024, compared to a non-GAAP net loss of $5.8 million in the first quarter of 2023. Basic and diluted non-GAAP net loss per share was $0.03 in the first quarter of 2024, compared to a basic and diluted non-GAAP net loss per share of $0.11 in the first quarter of 2023.

Adjusted EBITDA for the first quarter of 2024 was a loss of $1.9 million, compared to an adjusted EBITDA loss of $6.4 million in the first quarter of 2023, and $10.3 million adjusted EBITDA loss in the fourth quarter of 2023.

CareDx delivered strong financial and operational performance in the first quarter and is raising guidance for the full year 2024 revenue which is expected to be in the range of $274 million to $282 million.
About CareDx – The Transplant Company
CareDx, Inc., headquartered in Brisbane, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.
Forward Looking Statements
This press release includes forward-looking statements, including expectations regarding CareDx’s 2024 revenue, CareDx’s focus in 2024 and CareDx’s proposed path to profitability. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, all of which are difficult to predict and many of which are beyond our control, including general economic and market factors, among others discussed in CareDx’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed by CareDx with the SEC on February 28, 2024, the quarterly report on Form 10-Q for the quarter ended March 31, 2024 filed by CareDx with the SEC on May 9, 2024 and other reports that CareDx has filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") and also on a non-GAAP basis, including non-GAAP cost of testing services, non-GAAP cost of product, non-GAAP cost of patient and digital solutions, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP other income, net, non-GAAP income tax expense, non-GAAP gross profit, non-GAAP gross margin (%), non-GAAP net loss, non-GAAP basic and diluted net loss per share, adjusted EBITDA and non-GAAP operating expenses.
We define non-GAAP net loss and per share results as the GAAP net loss and per share results excluding the impacts of stock-based compensation; changes in estimated fair value of contingent consideration; acquisition-related impairment charges and amortization of purchased intangible assets and related tax effects; costs involved with completing an acquisition; unrealized loss on investments; restructuring charges and certain other charges.
We define adjusted EBITDA as non-GAAP net loss before net interest income, income tax (benefit) expense, depreciation and other expense, net.

We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting, and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue:
Testing services revenue	$53,837	$61,784
Product revenue	8,594	6,861
Patient and digital solutions revenue	9,618	8,617
Total revenue	72,049	77,262
Operating expenses:
Cost of testing services	13,632	15,296
Cost of product	5,344	4,066
Cost of patient and digital solutions	6,958	6,604
Research and development	18,711	24,357
Sales and marketing	19,830	23,231
General and administrative	26,911	28,032
Total operating expenses	91,386	101,586
Loss from operations	(19,337)	(24,324)
Other income:
Interest income, net	2,885	2,666
Change in estimated fair value of common stock warrant liability	—	7
Other expense, net	(290)	(1,974)
Total other income	2,595	699
Loss before income taxes	(16,742)	(23,625)
Income tax benefit (expense)	83	(124)
Net loss	$(16,659)	$(23,749)
Net loss per share:
Basic	$(0.32)	$(0.44)
Diluted	$(0.32)	$(0.44)
Weighted-average shares used to compute net loss per share:
Basic	51,692,358	53,643,216
Diluted	51,692,358	53,643,216

CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$93,299	$82,197
Marketable securities	122,622	153,221
Accounts receivable	60,149	51,061
Inventory	20,130	19,471
Prepaid and other current assets	6,895	7,763
Total current assets	303,095	313,713
Property and equipment, net	34,411	35,246
Operating leases right-of-use assets	28,591	29,891
Intangible assets, net	43,330	45,701
Goodwill	40,336	40,336
Restricted cash	583	586
Other assets	2,060	1,353
Total assets	$452,406	$466,826
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,976	$12,872
Accrued compensation	14,565	19,703
Accrued and other liabilities	45,670	45,497
Total current liabilities	70,211	78,072
Deferred tax liability	43	136
Deferred payments for intangible assets	1,348	2,461
Operating lease liability, less current portion	26,893	28,278
Other liabilities	97,686	96,551
Total liabilities	196,181	205,498
Commitments and contingencies
Stockholders’ equity:
Common stock	49	49
Additional paid-in capital	959,734	946,511
Accumulated other comprehensive loss	(8,108)	(6,963)
Accumulated deficit	(695,450)	(678,269)
Total stockholders’ equity	256,225	261,328
Total liabilities and stockholders’ equity	$452,406	$466,826

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Cost of testing services reconciliation:
GAAP cost of testing services	$13,632	$15,296
Stock-based compensation expense	(457)	(479)
Acquisition related-amortization of purchased intangibles	(329)	(329)
Non-GAAP cost of testing services	$12,846	$14,488
Cost of product reconciliation:
GAAP cost of product	$5,344	$4,066
Stock-based compensation expense	(317)	(360)
Acquisition related-amortization of purchased intangibles	(420)	(418)
Non-GAAP cost of product	$4,607	$3,288
Cost of patient and digital solutions reconciliation:
GAAP cost of patient and digital solutions	$6,958	$6,604
Stock-based compensation expense	(372)	(402)
Acquisition related-amortization of purchased intangibles	(271)	(248)
Other income	5	—
Non-GAAP cost of patient and digital solutions	$6,320	$5,954
Research and development expenses reconciliation:
GAAP research and development expenses	$18,711	$24,357
Stock-based compensation expense	(1,760)	(1,962)
Other charges	(25)	—
Non-GAAP research and development expenses	$16,926	$22,395
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$19,830	$23,231
Stock-based compensation expense	(3,044)	(3,737)
Acquisition related-amortization of purchased intangibles	(633)	(595)
Other charges	(8)	—
Non-GAAP sales and marketing expenses	$16,145	$18,899
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$26,911	$28,032
Stock-based compensation expense	(7,394)	(6,814)
Change in estimated fair value of contingent consideration	(319)	(421)
Acquisition related fees and expenses	(35)	(284)
Restructuring charges	—	(58)
Other income	66	—
Non-GAAP general and administrative expenses	$19,229	$20,455
Total other income (expense) reconciliation:
GAAP other income, net	$2,595	$699
Unrealized loss on long-term marketable equity securities	—	905
Asset impairments and write-downs	—	1,000
Other charges	—	20
Non-GAAP other income, net	$2,595	$2,624
Income tax benefit (expense) reconciliation:
GAAP income tax benefit (expense)	$83	$(124)
Tax effect related to amortization of purchased intangibles	(102)	(101)
Non-GAAP income tax expense	$(19)	$(225)

CareDx, Inc.
GAAP and Non-GAAP Operating Expenses
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
GAAP operating expenses:
Research and development	$18,711	$24,357
Sales and marketing	19,830	23,231
General and administrative	26,911	28,032
Total GAAP operating expenses	$65,452	$75,620

Non-GAAP operating expenses:
Research and development	$16,926	$22,395
Sales and marketing	16,145	18,899
General and administrative	19,229	20,455
Total Non-GAAP operating expenses	$52,300	$61,749

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin
(Unaudited)
(In thousands, except percentages)

	Three Months Ended March 31,
	2024	2023
Total revenue	$72,049	$77,262
GAAP cost of sales	25,934	25,966
GAAP gross profit	46,115	51,296
Stock-based compensation expense	1,146	1,241
Other income	(5)	—
Acquisition related-amortization of purchased intangibles	1,020	995
Non-GAAP gross profit	$48,276	$53,532
Non-GAAP gross margin %	67%	69%

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
GAAP net loss	$(16,659)	$(23,749)
Stock-based compensation expense	13,344	13,754
Acquisition related-amortization of purchased intangibles	1,653	1,590
Acquisition related fees and expenses	35	284
Change in estimated fair value of contingent consideration	319	421
Other income and charges	(38)	20
Tax effect related to amortization of purchased intangibles	(102)	(101)
Asset impairments and write-downs	—	1,000
Unrealized loss on long-term marketable equity securities	—	905
Restructuring charges	—	58
Non-GAAP net loss	$(1,448)	$(5,818)

GAAP basic and diluted net loss per share	$(0.32)	$(0.44)

Non-GAAP basic net loss per share	$(0.03)	$(0.11)
Non-GAAP diluted net loss per share	$(0.03)	$(0.11)

Shares used in computing non-GAAP basic net loss per share	51,692,358	53,643,216
Shares used in computing non-GAAP diluted net loss per share	51,692,358	53,643,216

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Non-GAAP net loss	$(1,448)	$(5,818)
Interest income	(2,885)	(2,666)
Income tax expense	19	225
Depreciation expense	2,168	1,808
Other expense, net	290	36
Adjusted EBITDA	(1,856)	(6,415)
Unrecognized AlloSure Kidney Medicare claims	—	8,912
Adjusted EBITDA assuming recognition of paused claims	$(1,856)	$2,497

CareDx, Inc.

Media Relations
Anna Czene
818-731-2203
aczene@caredx.com

Investor Relations
Greg Chodaczek
investor@caredx.com